                                                                   EXHIBIT 3.131

                                                               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                           Nov 02 2000

                                                        Corporations Section

                             ARTICLES OF CONVERSION

                                       OF

                       C.B. SIMPSON, M. D. AND ASSOCIATES

     Pursuant to the provisions of Articles 5.17 through 5.20 of the Texas Business Corporations Act and Section 25 of the Texas Professional Associations Act, the undersigned Texas professional association issues the following Articles of Conversion for the purpose of converting said professional association into a Texas nonprofit corporation.

     1    The undersigned professional association hereby certifies as follows:

          A The name of the Converting Entity is C.B. SIMPSON, M.D. AND ASSOCIATES, which Converting Entity is formed as a professional association under the laws of the State of Texas, and the name of the Converted Entity is SIMPSON PATHOLOGY 5.0l(A) CORPORATION;

          B A Plan of Conversion has been approved by the requisite vote of the members of the professional association;

          C An executed Plan of Conversion is on file at the principal place of business of the converting entity, located at 4350 Alpha Road, Dallas, Texas 75244, and an executed Plan of Conversion will be on file, from and after the conversion, at the principal place of business of the converted entity, located at 4350 Alpha Road, Dallas, Texas 75244;

          D A copy of the Plan of Conversion will be furnished by the Converting Entity (prior to the conversion) or the Converted Entity (after the conversion), on written request and without cost, to any shareholder, partner, or member of the Converting Entity or the Converted Entity; and

          E The number of outstanding shares in the Converting Entity is 1,000 and the holder of all of those shares voted for the Plan of Conversion.

     2    The approval of the Plan of Conversion was duly authorized by all actions required by the laws under which the Converting Entity was organized and by its constituent documents

     3    The Converted Entity shall be liable for the payment of all fees and franchise taxes as required by law

EXECUTED the 10th day of October, 2000

                                          C.B. SIMPSON, M.D. AND ASSOCIATES,
                                          a Texas professional association

                                          By: Joseph A. Sonnier
                                             -----------------------------------
                                             Joseph A. Sonnier, M.D., President

                                                              FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                           OCT 31, 2000

                                                       Corporations Section

                            ARTICLES OF INCORPORATION

                                       OF

                     SIMPSON PATHOLOGY 5.01(A) CORPORATION

     I, the undersigned natural person of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Non-Profit Corporation Act (the "Act"), do hereby adopt the following Articles of Incorporation for SIMPSON PATHOLOGY 5.01(A) CORPORATION.

                                   ARTICLE ONE

     The name of the corporation is SIMPSON PATHOLOGY 5.01(A) CORPORATION.

                                   ARTICLE TWO

     The corporation is a non-profit corporation.

                                  ARTICLE THREE

     The period of the corporation's duration is perpetual.

                                  ARTICLE FOUR

     The corporation is organized and shall be operated exclusively to carry out one or more of the following purposes

     (a) Conducting scientific research and research projects in the public interest in the fields of medical sciences, medical economics, public health, sociology, and related areas,

     (b) Supporting medical education in medical schools through grants and scholarships;

     (c) Improving and developing of the abilities of individuals and institutions studying, teaching, and practicing medicine;

     (d)  Delivering health care to the public;

     (e) Engaging in the instruction of the general public in the area of medical science, public health, and hygiene and related instruction useful to the individual and beneficial to the community; and

     (f) Conducting other activities useful or appropriate to the accomplishment of the foregoing purposes

                                  ARTICLE FIVE

     The name and street address of the registered agent and office of the corporation is Corporation Service Company, d/b/a CSC - Lawyers Incorporating Service Company, 800 Brazos, Austin, Texas 78701.

                                   ARTICLE SIX

     Except as otherwise provided in these Articles of Incorporation and in the Bylaws of the corporation, the direction and management of the affairs of the corporation and the control and disposition of its assets shall be vested in a board of directors (the "Board of Directors") composed of such number of persons (but not less than three) as may be fixed by the Bylaws of the corporation. The authority of the Board of Directors shall be limited to the extent expressly set forth in these Articles of Incorporation and in the Bylaws of the corporation. The number of Directors presently constituting the Board of Directors is three. The names and addresses of the persons who shall serve as the initial Directors of the corporation are as follows:

          Name                            Address
          ----                            -------

          Stephen Aldred, M.D.            4350 Alpha Road
                                          Dallas, Texas 75244

          Clay J. Cockerell, M.D.         2330 Butler Street, Suite 115
                                          Dallas, Texas 78235

          Joseph A, Sonnier, M.D.         4350 Alpha Road
                                          Dallas, Texas 75244

     The initial Board of Directors have been selected in a manner consistent with the mission, goals, and purposes of the corporation.

     Each Director shall hold office for the term for which he or she is elected, except that the initial Directors of the corporation named in these Articles of Incorporation shall hold office for the terms specified in the Bylaws of the corporation to be held by such Directors, and until his or her successor shall have been duly elected and qualified unless such Director is sooner removed in the manner provided in the Bylaws of the corporation or he or she resigns or dies.

     Each Director and Successor Director shall at all times be a physician duly licensed to practice medicine by the Texas State Board of Medical Examiners (the "TSBME") and actively engaged in the practice of medicine. For purposes of these Articles of Incorporation, the term "actively engaged in the practice of medicine" shall be as defined by the TSBME.

                                  ARTICLE SEVEN

     The corporation shall have one Member. These Articles of Incorporation and the Bylaws of the corporation shall define the voting rights, powers, and privileges of the Member.

                                  ARTICLE EIGHT

     The initial Bylaws of the corporation shall be adopted by the Board of Directors. The Articles of Incorporation and the Bylaws may be altered, amended, or repealed, and new and other Bylaws may be made and adopted only by the Member; provided, however, any alteration, amendment, or repeal of the Bylaws must be approved by a majority of the Board of Directors then in office.

                                  ARTICLE NINE

     The power to dissolve the corporation in accordance with the Act shall be vested solely in the Member, following consultation with the Board of Directors.

                                   ARTICLE TEN

     Any action required to, or which may, be taken at a meeting of the Member or Directors of the corporation or a committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by the Member, or a sufficient number of Directors or committee members as would be necessary to take that action at a meeting at which the Member or all of the Directors or committee members were present and voted, provided such consent is in the form provided for and such action is taken in accordance with the Act, these Articles of Incorporation, and the Bylaws of the corporation.

                                 ARTICLE ELEVEN

     Pursuant to Article 6.02, Subsection (3) of the Act, upon dissolution of the corporation in accordance with the laws of the State of Texas, the Board of Directors, after paying or making provision for payment of all liabilities of the corporation, and after returning, transferring, or conveying those assets of the corporation that are held subject to conditions requiring such return, transfer, or conveyance, shall distribute all the corporation's remaining assets as the Board of Directors in its sole discretion shall determine. Without limiting the foregoing, the Board of Directors shall have the right to distribute the corporation's remaining assets to one or more entities that are not tax-exempt.

                                 ARTICLE TWELVE

     A Director or committee member of the corporation shall not be liable to the Corporation for monetary damages for an act or omission in the Director's capacity as a Director, except that this Article Twelve does not eliminate or limit the liability of a Director of the corporation to the extent the Director is found liable for: (i) a breach of the Director's duty of loyalty to the corporation or its Member; (ii) an act or omission not in good faith that constitutes a breach of duty of the Director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. If the Texas Miscellaneous Corporation Laws Act or any other statute of the State of Texas hereafter is amended to authorize the further elimination or limitation of the liability of the Directors of the corporation, then the liability of a Director of the corporation shall be limited to the fullest extent permitted by the statutes of the State of Texas, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a Director of the corporation provided by the foregoing provision of this Article Twelve. Any repeal of or amendment to this Article Twelve shall be prospective only and shall not adversely affect any limitation on the liability of a Director of the corporation existing at the time of such repeal or amendment.

                                ARTICLE THIRTEEN

     The name and business address of the physician incorporator is:

     NAME                                    ADDRESS
     ----                                    -------
     Joseph A. Sonnier, M.D.                 4350 Alpha Road
                                             Dallas, Texas 75244

     IN WITNESS, WHEREOF, I have hereunto set my hand on this 11th, day of October 2000.

/s/ Joseph A Sonnier
------------------------------------------
Joseph A Sonnier, M.D, Incorporator